                         AMENDED SCHEDULE A

                         with respect to the

                          DISTRIBUTION PLAN

                                 for

                     ING VARIABLE INSURANCE TRUST

PORTFOLIO                                             MAXIMUM DISTRIBUTION FEE
---------                                             ------------------------
                                             (as a percentage of average daily net assets)

ING GET U.S. Core Portfolio - Series 1                       0.25%
ING GET U.S. Core Portfolio - Series 2                       0.25%
ING GET U.S. Core Portfolio - Series 3                       0.25%
ING GET U.S. Core Portfolio - Series 4                       0.25%
ING GET U.S. Core Portfolio - Series 5                       0.25%
ING GET U.S. Core Portfolio - Series 6                       0.25%
ING GET U.S. Core Portfolio - Series 7                       0.25%
ING GET U.S. Core Portfolio - Series 8                       0.25%
ING GET U.S. Core Portfolio - Series 9                       0.25%
ING GET U.S. Core Portfolio - Series 10                      0.25%
ING GET U.S. Core Portfolio - Series 11                      0.25%
ING GET U.S. Core Portfolio - Series 12                      0.25%
ING GET U.S. Opportunity Portfolio - Series 1                0.25%
ING GET U.S. Opportunity Portfolio - Series 2                0.25%